UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 9, 2013

GLOBAL AXCESS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On May 9, 2013, Global Axcess Corp., a Nevada corporation (the “Company”), and certain affiliates of the Company, entered into a Third Forbearance Agreement and Amendment (the “Forbearance Agreement”) relating to several existing credit facilities with Fifth Third Bank (“Fifth Third”). The Forbearance Agreement (executed and delivered May 9, 2013, and effective as of May 7, 2013) relates to facilities entered into in connection with:

1.  That certain Loan and Security Agreement, as amended (the “Loan and Security Agreement”) and corresponding $5.0 million term note and $2.0 million inventory draw note that were entered into and issued by the Company to Fifth Third on June 18, 2010, and several draw loans that were extended to the Company in 2011 pursuant thereto. The Loan and Security Agreement was previously amended by the first amendment, entered into December 17, 2010, the second amendment entered into January 4, 2012, the third amendment entered into May 10, 2012, the fourth amendment entered into May 31, 2012, the fifth amendment entered into June 30, 2012, the sixth amendment entered into August 13, 2012, the first Forbearance Agreement and Amendment entered into November 12, 2012 (effective November 8, 2012) (the “First Forbearance Agreement”) and the Second Forbearance Agreement and Amendment (executed and delivered April 23, 2013, dated April 18, 2013 and effective as of February 15, 2013) (the “Second Forbearance Agreement”).

2.  That certain 2011-A Loan and Security Agreement, as amended (the “A-Loan”), dated as of September 28, 2011 (providing a $960,000 draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

3.  That certain 2011-B Loan and Security Agreement, as amended, (the “B-Loan”), dated as of November 23, 2011 (providing a $1.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

4.  That certain 2011-C Loan and Security Agreement, as amended (the “C-Loan”, and, collectively with the Loan and Security Agreement, the A-Loan and the B-Loan, the “Loan Agreements”), dated as of December 29, 2011 (providing a $3.0 million draw loan facility) and related draw loans that were extended to the Company in 2011 pursuant thereto.

5.  That certain Master Equipment Lease Agreement (the “Lease Agreement”), dated June 18, 2010, and certain related specified loans on various equipments schedules extended to the Company thereunder in 2011 and 2012.

The Forbearance Agreement operates as a forbearance by Fifth Third of its rights against the Company with respect to several existing defaults by the Company under the Loan Agreements and the Lease Agreement. Specifically, Fifth Third agreed not to exercise certain rights in respect to the existing defaults for a period commencing on the effective date of the Forbearance Agreement and ending on the date which is the earliest of (i) May 21, 2013, (ii) at Fifth Third’s election, the occurrence or existence of any event of default, other than the existing defaults, or (iii) the occurrence of any Termination Event (as defined in the Forbearance Agreement) (the breadth of such time being the “Third Forbearance Period”).

The Forbearance Agreement also operates as an omnibus amendment to certain terms contained in the Loan Agreements and the Lease Agreement, in exchange for certain agreements and representations made by the Company. The descriptions below details the amendments contained in the Forbearance Agreement which differ from those amendments contained in the First Forbearance Agreement (incorporated by reference to Exhibit 4.1 attached to Form 8-K, filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2012) and the Second Forbearance Agreement (incorporated by reference to Exhibit 4.1 attached to Form 8-K, filed by the Company with the SEC on April 26, 2013). To the extent that the amendments contained in the Forbearance Agreement do not specifically supersede such amendments contained in the First Forbearance Agreement and the Second Forbearance agreement, such amendments in the First Forbearance Agreement and the Second Forbearance Agreement remain in full force and effect.

The Forbearance Agreement effects the following additional amendments to the Loan Agreements and Lease Agreement:

Budget Covenants

The Forbearance Agreement requires the Company to comply with certain cash flow and budget forecast covenants. Specifically, the Company must deliver cash flow forecasts and reconciliations (and explanations of material variances) to Fifth Third on a weekly basis. Pursuant to these covenants (an extension of the requirement put in place by the September 28, 2012 amendment to the Loan Agreements, by the First Forbearance Agreement and by the Second Forbearance Agreement), the Company must also (i) generate cash receipts in an amount equal to at least ninety percent (90%) of the aggregate amount set forth in the weekly budget projections (with a reference period beginning on May 6, 2013), and (ii) make aggregate cash disbursements no greater than ten percent (10%) more than the amount set in the weekly budget projections (with a reference period beginning on May 6, 2013). Furthermore, any proceeds collected by the Company based on enumerated collateral (including proceeds from the equity raise described above), must only be used for the purposes specified in the Company’s provided budget.

Financial Plan

On or before May 10, 2013, the Company, in consultation with its consultant (as designated by prior amendments), must deliver to Fifth Third, financial projections together with a business plan through June 30, 2014, which must be in form and substance acceptable to Fifth Third and include, without limitation, cash flow projections on not less than a monthly basis.

Additional Commitments

The following additional commitments were also made by the Company in connection with the Forbearance Agreement:

•	The Company must pay $40,807.44 in immediately available funds on account of accrued and unpaid interest (exclusive of interest accrued at the Default Margin (as defined in the Loan Agreements)) due and payable through May 7, 2013, pursuant to the Loan Agreements;

•	The Company must pay $38,379.81 in immediately available funds on account of accrued and unpaid interest due and payable through May 7, 2013, pursuant to the Lease Agreements; and

•	The Company must pay $27,085.33 in immediately available funds to reimburse Fifth Third for accrued professional fees.

Except as modified by the Forbearance Agreement, the terms of the Loan Agreements and the Lease Agreement (and each of the related equipment schedules), as amended, remain in full force and effect.

The foregoing description of the Forbearance Agreement, including all exhibits attached thereto, is qualified in its entirety by reference to the text of the Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         On May 10, 2013, the board of directors of the Company appointed Michael J. Loiacono to serve as the new Interim Chief Financial Officer and Interim Chief Accounting Officer of the Company. Mr. Loiacono previously served as Chief Financial Officer and Chief Accounting Officer of the Company from March 2006 to April 2013, and has been serving the Company as a consultant since April 23, 2013.

Mr. Loiacono has more than 20 years of professional experience working with both public and private companies within the telecommunications and software industries. Prior to joining Global Axcess in March 2006, Mr. Loiacono served as Vice President of Finance for InfiniRoute Networks Inc., which was acquired by TNS, Inc. At InfiniRoute, Mr. Loiacono managed their financial strategies to support the company's growth, and oversaw the day-to-day financial operations, including budget planning, accounting, billing, and financial reporting. Before his role at InfiniRoute, Mr. Loiacono served roles as VP of Finance at Reach Services, USA. and Controller and Director of Finance for ITXC Corp, which was acquired by Teleglobe, Inc. He has also held financial management positions at Voxware, Inc. and Dendrite International, Inc., two publicly traded companies. Mr. Loiacono holds a Bachelor of Science degree from Rutgers University.

During his tenure as Chief Financial Officer and Chief Accounting Officer of the Company, Mr. Loiacono was responsible for: financing the operations of the Company and its subsidiaries; financing the internal growth of the Company; strategic, legal and risk analysis for the Company; and SEC filings of the Company. He will continue to have these responsibilities as the new Interim Chief Financial Officer and Interim Chief Accounting Officer of the Company.

Mr. Loiacono’s position with the Company as Interim Chief Financial Officer and Interim Chief Accounting Officer is governed by the terms of his Consulting Agreement (the “Consulting Agreement”), entered into between Mr. Loiacono and the Company on April 23, 2013, a copy of which is attached to this Current Report as Exhibit 10.1, and is incorporated by reference herein. The Consulting Agreement is terminable by either party upon thirty (30) days notice.

(e) Mr. Loiacono, the new Interim Chief Financial Officer and Interim Chief Accounting Officer of the Company, has compensation arrangements with the Company based on his Consulting Agreement.

For the term of the Consulting Agreement, and for all services rendered to the Company or any of its subsidiaries or affiliates during the term of the agreement, the Company will pay Mr. Loiacono $100.00 per hour.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Forbearance Agreement and Amendment, entered May 8, 2013, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

10.1	Consulting Agreement, dated April 16, 2013 (effective April 23, 2013), by and between Global Axcess Corp. and Michael J. Loiacono.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: May 14, 2013	By:	/s/ Kevin L. Reager
	Name:	Kevin L. Reager
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Forbearance Agreement and Amendment, entered April 23, 2013, by and between Global Axcess Corp. (and affiliates) and Fifth Third Bank.

10.1	Consulting Agreement, dated April 16, 2013 (effective April 23, 2013), by and between Global Axcess Corp. and Michael J. Loiacono.